                                                                    EXHIBIT 99.1





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Theodore Altman, Esq.
(TA-8368)
GORDON ALTMAN BUTOWSKY
WEITZEN SHALOV & WEIN
114 WEST 47TH STREET
NEW YORK, NEW YORK 10034
(212) 626-0800

    - and -

Mitchell Blumenthal, Esq.
(MB-1494)
Alexander Anolik
ALEXANDER ANOLIK
A Professional Law Corporation
693 Sutter Street, Sixth Floor
San Francisco, California 94102
(415) 673-3333

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

---------------------------------)
GLOBAL DISCOUNT TRAVEL SERVICES  )
LLC, GLOBAL TRAVEL MARKETING     )
SERVICES, INC. AND KARABU        )
MARKETING CORP.,                 )   96 Civ. _____________
                                 )
                 Plaintiffs      )
                                 )
         - against -             )
                                 )
TRANS WORLD AIRLINES, INC.,      )
                                 )
                 Defendants.     )
___________________________      )

                                   COMPLAINT

         Plaintiffs, Global Discount Travel Services LLC ("Global Discount"), Global Travel Marketing Services, Inc. ("Global Travel" and together with Global Discount, "Global") and Karabu

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Corp. ("Karabu"), by the undersigned attorneys, allege upon knowledge as to themselves, and otherwise upon information and belief, as follows:

                             SUMMARY OF THE ACTION
                             ---------------------

         1. Plaintiffs are owned or controlled by Carl C. Icahn and are sometimes referred to herein as the "Icahn Companies". Defendant Trans World Airlines, Inc. ("TWA") and the Icahn Companies are parties to various agreements, including the Karabu Ticket Program Agreement (the "Ticket Agreement") and loan agreements pursuant to which the Icahn Companies extended $200 million in loans to TWA and on which there remains an outstanding balance of approximately $190 million (the "Karabu Loans" or the "Loan Agreements"). TWA and the Icahn Companies are also parties to a standstill agreement which is expired (the "Standstill Agreement"). TWA has breached and continues to breach the Ticket Agreement and repeatedly breached the Standstill Agreement. TWA's misconduct concerning the Ticket Agreement includes a pattern of interference with and harassment of Global designed to cripple Global and its business. In furtherance of that goal, TWA has engaged in, and continues to engage in, monopolistic and anti-competitive practices in violation of federal anti-trust laws.
         2. TWA's predatory practices include, but are not limited to: seizure of and threats to seize the TWA ticket imprinting plate from Travel Agents (as defined in the Ticket Agreement) who deal with Global, and other attempts to coerce Travel Agents to cease marketing Global tickets to the general public.
         3. TWA's actions (a) provide a basis for the Icahn Companies to obtain $10 million in liquidated damages under the Ticket Agreement, (b) lead to defaults by TWA on the $190 million balance of the Karabu Loans, (c) give rise to attendant consequences to TWA, including


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potential cross-defaults on other TWA debt, which likely exceed $1 billion, and
(d) entitle plaintiffs to the entry of an injunction against TWA to prevent ongoing and irreparable harm to plaintiffs' operations and business relationships
         4. TWA's destructive actions are not based on any good faith belief in the soundness of its position. Rather, they result from internecine fighting among warring camps in TWA's headquarters where those who favored the Global relationship lost out to those who wished to eliminate it.
         5. The Ticket Agreement provides for the purchase and resale by the Icahn Companies of discounted TWA air travel tickets. The Ticket Agreement was part of the inducement offered by TWA to obtain the Icahn Companies' forgiveness for TWA's default for failure to pay $190 million due and owing on the Karabu Loans. The Ticket Agreement was designed to and did provide an alternate source of repayment of the Karabu Loans. Absent the Icahn Companies' agreement to extend and refinance the Karabu Loans, the TWA plan of reorganization, proposed and approved by the bankruptcy court in or about September 1995, would not have been feasible.
         6. TWA has engaged and is engaged in a deliberate campaign to dishonor and avoid the Ticket Agreement and is engaged in a brazen attempt to rewrite the Ticket Agreement, all with the purpose and intent of disrupting and destroying Global's ticket business.

                             JURISDICTION AND VENUE
                             ----------------------

         7. This proceeding is brought pursuant to the provisions of Section 4 of the Clayton act (15 U.S.C. Section 15), for violations of Sections 1 and 2 of the Sherman Act (15 U.S.C. Section Section 1, 2), and under principles of supplemental and pendent jurisdiction (14 U.S.C. Section 1367) for breach of contract and intentional interference with existing and prospective contractual relations.

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         8.  Jurisdiction is conferred upon this Court pursuant to 28 U.S.C.
Section Section 1331, 1337 and Section 2201; Section 4 of the Clayton Act (15 U.S.C. Section 15); and under principles of supplemental and pendent jurisdiction of claims arising under state law, pursuant to 28 U.S.C. Section 1367.
         9.  Venue is proper within this judicial district pursuant to 28
U.S.C. Section 1391(a) and pursuant to the Judicial Improvements Act of 1990, 104 Stat. 5114. Commerce between this judicial district and other states of the United States has been directly restrained by the offenses hereinafter stated.
         10. All of the parties are engaged in interstate commerce and offenses hereinafter stated as violations of the Sherman Act have occurred in interstate commerce, and have either affected or directly restrained interstate commerce.

                                    PARTIES
                                    -------

         11. Plaintiff Global Discount is a Nevada limited liability company engaged in the sale of discounted TWA airline tickets and operation of a reservation center established to facilitate the distribution of discounted TWA airline tickets.
         12. Plaintiff Global Travel is a Nevada corporation with its principal place of business in New York, New York. It is a travel marketing service company which markets the sale of air transportation with discounted TWA airline tickets obtained by and distributed through Global Discount pursuant to the Ticket Agreement.
         13. Plaintiff Karabu is a Delaware corporation, with its principal place of business in Mount Kisco, New York, and an affiliate of Global Discount and Global Travel.


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         14.  Defendant Trans World Airlines, Inc. ("TWA") is a Delaware
Corporation licensed to do business and doing business in New York, New York.
         15. Various other corporations, individuals and other entities not named as defendants in this action performed acts and made statements in furtherance of the illegal conspiracy and other offenses alleged in this Complaint. Plaintiffs are not fully aware at this time of the identity of other members of the conspiracy who actively participated in certain of the offenses hereinafter alleged, nor the extent, if any, to which the defendant or others not presently name, were subjected to undue influence, pressure, duress, or coercion to join in the offenses hereinafter alleged. Plaintiffs will seek leave of court to amend this Complaint if the circumstances warrant.

                      BACKGROUND AND CHARGING ALLEGATIONS
                      -----------------------------------

         16. TWA and the Icahn Companies are parties to (a) a loan agreement and related security agreement (collectively referred to herein as the "Receivables Agreement"), a note agreement and related security agreement-trust deed (collectively referred to herein as the "Asset Agreements"), (b) the Ticket Agreement and (c) a standstill agreement (the "Standstill Agreement"), an agreement entered into so that the parties may attempt to negotiate a means for receiving their disputes under the Ticket Agreement. The Receivables Agreements and the Asset Agreements collectively constitute the "Karabu Loans" or the "Loan Agreements".
         17. The Karabu Loans were entered into on or about January 5, 1993. The parties to the Receivables Agreements are TWA and Karabu. Loans made by Karabu to TWA under the Receivables Agreement are secured by TWA accounts receivable. The parties to the Asset Agreements are Karabu, TWA and State Street Bank & Trust Company of Connecticut, National Association, as Security Trustee. Loans made by Karabu to TWA pursuant to the Asset


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Agreements are secured by TWA aircraft and engines.  Karabu's loans to TWA pursuant to the Karabu Loans totaled $200 million and were due in January 1995. Karabu's loans to TWA provided TWA with financing without which its could not have successfully achieved its first reorganization under the Bankruptcy Act in 1993.
         18. On or about March 28, 1994, TWA and Karabu amended and supplemented the Loan Agreements, among other things, to cross-collateralize and cross-default the Karabu Loans.
         19. By the end of 1994, TWA again was suffering severe financial problems. Accordingly, TWA again found it necessary to contemplate filing for protection under the Bankruptcy Act in order to reorganize and continue its business. As a part of its overall plan to reorganize its more than $2 billion in debt, TWA requested that Karabu forgive its default and agree to amend and supplement the Loan Agreements to provide, among other things, for the extension of maturity of the Karabu Loans. TWA and Karabu thereupon entered into negotiations which resulted in agreements described in paragraph 20 below. Upon obtaining these agreements from Karabu, TWA filed a consensual plan and for the second time in two years reorganized under the Bankruptcy Act.
         20. On or about June 14, 1995, TWA and Karabu entered into an Extension, Refinancing Consent Agreement (the "Extension Agreement") which, among other things, extended the maturity of the Karabu Loans. In connection with and in consideration of the Extension Agreement, on or about June 14, 1995, TWA and Karabu entered into the Ticket Agreement, pursuant to which Karabu obtains and sells discounted TWA airline tickets, including tickets on all regularly scheduled TWA flights (except to an from St. Louis, Missouri) at a price equal to 55% of the published fares ("System Tickets"). Under the Ticket Agreement, System Tickets

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may be sold through various means, including specifically through Travel
Agents.  The Ticket Agreement, by its terms, is governed by New York Law.
         21. Upon execution of these agreements, the Icahn Companies, including Global, engaged in a major capital spending program and devoted millions of dollars to establish a reservations center and a marketing and distribution network to conduct the business contemplated by the Ticket Agreement. On or about August 14, 1995, Global Discount, through the execution of a Joinder Agreement, elected to be joined as a party to the Ticket Agreement as if an original signatory thereto.
         22. Shortly after execution of the Ticket Agreement, warring camps developed within TWA and those who favored the Global relationship lost out to those who wished to eliminate it. Thereupon, TWA commenced and vigorously pursued, both in the open and secretly, a pattern of devious misconduct and breaches of the Ticket Agreement designed to disrupt and destroy Global's business and Global's current and prospective business relationships. TWA's tactics have had their intended impact in that, among other things, the financial uncertainties they have caused for Global are a major roadblock to Global's conduct and expansion of its business.
         23. At first, TWA secretly sought out and punished Travel Agents who would, did and continue to do business with Global. For example, during 1995, TWA had been operating under, and agreed to renew for 1996, its bulk ticket sales agreement with WTI, a Minneapolis-based Travel Agent which does business world-wide as Hobbit Travel and Trilogy Tours. In or about November 1995, however, TWA informed WTI that TWA revoked its decision to renew its "Domestic 48" agreement with WTI because WTI was doing so much business in that area with Global.

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         24.  TWA has also, more openly and in clear defiance of the Ticket
Agreement discriminated against and harassed Global and travel agencies that do business with Global and has wrongfully asserted and repeated its claim that Global may not sell System Tickets through Travel Agents to the general public but only to corporate customers.
         25. Global has and continues to seek to overcome the roadblocks TWA improperly has thrown in its path, including TWA's specious claim that Global's sales of Systems Tickets through Travel Agents to the general public are not permitted under the Ticket Agreement. TWA has engaged in an unconscionable attempt to rewrite the Ticket Agreement to materially curtail the business opportunities contemplated by the Ticket Agreement.
         26. Through the remainder of 1995, the disputes between TWA and Global continued to escalate, and in December 1995 TWA filed a lawsuit against Global and Global served a notice of breach of the Ticket Agreement on TWA. In an effort to resolve their differences, the parties, on or about December 15, 1995, entered into the Standstill Agreement pursuant to which TWA withdrew its lawsuit and Global simultaneously withdrew its default notice. Each such withdrawal was without prejudice to the rights of any party.
         27. The Standstill Agreement prohibited assertion of claims concerning the Ticket Agreement during the Standstill period. Each party agreed that it would "not initiate any action to commence suit ... in any local, state or federal court against the other or transmit any notification of breach or default to the other with respect to the Ticket Agreement or any provisions thereof ... [during the Standstill period]." The Standstill Agreement also prohibited press statements except for the press release agreed to by the parties. The Standstill Agreement was scheduled to terminate 12:01 a.m. of March 20, 1996 unless sooner terminated.


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         28.  Following entry into the Standstill Agreement, TWA continued its breaches of the Ticket Agreement and repeatedly breached the Standstill Agreement. TWA's predatory practices in breach of the Ticket Agreement include, but are not limited to: TWA's seizure of Colpitts World Travel's ("Colpitts") TWA ticket imprinting plate; TWA's seizure of Hobbit Travel's ("Hobbitt") TWA ticket imprinting plate; TWA's seizure of Mr. Cheap's Travel's TWA ticket imprinting plate; TWA's restoration of Colpitts' TWA ticket imprinting plate upon Colpitts' acceding to TWA's demands regarding doing business with Global; TWA's restoration of Hobbit's TWA ticket imprinting plate upon Hobbit's acceding to TWA's demands regarding doing business with Global; each threat by TWA to a Travel Agent that TWA would seize its TWA ticket imprinting plate unless the Travel Agent acceded to TWA's demands regarding doing business with Global; TWA's attempts to cause Omega World Travel to cease marketing Global Tickets to the general public; TWA's attempts to cause The Travel Company to cease marketing Global Tickets to the general public; TWA's dissemination of misleading information concerning the applicability to Global tickets of TWA's requirement that any Travel Agent which issues or reissues a ticket prior to departure involving TWA published airfares be the same agency that created the booking; and TWA's anti- competitive and monopolistic practices, and unlawful restraint of trade. Such conduct by TWA has precluded, interfered with or threatened (a) Global's business and relations with Travel Agents and consumers, (b) Karabu's relations with its creditors, (c) Global's financing of its operations, and (d) Global's expansion of its operations.
         29. As a result of TWA's harassment of Global and its employees and persons who do business with Global, TWA has (a) committed and engaged in conduct constituting breaches of


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the Ticket Agreement which have caused and are reasonably expected to cause material damage to plaintiffs or to deprive plaintiffs of material benefit intended to be provided under the Ticket Agreement, (b) has engaged and continues to engage in a series of related actions, inactions or omissions which taken together, either have caused or are reasonably likely to cause material damage to plaintiffs, and (c) has materially interfered and continues to materially interfere with plaintiffs' ability to market and sell Tickets (as defined in the Ticket Agreement) as contemplated by the Ticket Agreement.
         30. TWA has attempted and continues to attempt, in writing and otherwise, to pressure Global into ceasing sales of System Tickets to non-corporate customers of Travel Agents.
        31. Under any reading of the Ticket Agreement, passengers of all kinds (End Users) may buy System tickets from plaintiffs or from Travel Agents.
TWA's attempts to disrupt and preclude Global's sales of Systems Tickets through Travel Agents to such passengers are in flagrant defiance of the Ticket Agreement.
        32. TWA's repeated and continuing breaches of the Ticket Agreement caused Global to serve TWA with Default Notices under the Ticket Agreement.
Said Notices are attached hereto as Exhibit A and incorporated herein by reference.
        33. All of the foregoing constitute a further breach by TWA of the Ticket Agreement's implied duty of fair dealing. This breach of the implied duty of fair dealing is evidenced by all of the foregoing conduct of TWA and is continuing to date.
         34. TWA's breaches of the Standstill Agreement include (1) a series of letter which it labeled "notice of breach" and in which it wrongfully claimed that Global violated the Ticket


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Agreement and (2) misstatements to the press concerning the Ticket Agreement when the Standstill Agreement prohibited it from making any statements at all.

                        RELEVANT MARKET AND MARKET POWER
                        --------------------------------

         35. The relevant geographic market consists of the United States. TWA flies into and out of most major cities within the United States, and has its hub at SouthTrust. Louis, Missouri. Alternatively, the United States constitutes a separate and distinct relevant sub-market of an international market, in that TWA exercises substantial market power in the relevant product markets described below both in the United States and in the international market for the provision of airline carrier service.
         36. Defendant TWA controls 100% of the market for its own travel vouchers, including those travel vouchers issued to Karabu. In addition, defendant controls 100% of the market for 600,000 vouchers and the sale of new tickets with accompanying special incentives, each described immediately below. TWA exercises a substantial market power in these markets by virtue of its predominate market share in the relevant product market and by virtue of the conduct alleged more specifically herein.
         37. TWA exercises substantial market power in the relevant product market for the provision of airline carrier services on TWA individual carrier stock. This market includes the Global tickets at issue in this litigation.
In direct competition with the tickets offered by Global Discount and Global Travel, TWA issued discount vouchers for travel on TWA in a relevant product subclass of 600,000 Ticket Vouchers, each with a face value of $50, which may be used for up to 50% discount off the cost of a TWA airline ticket for transportation on TWA flights. In addition, on February 29, 1996, Maureen Manget, the director of travel agency marketing for


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TWA, sent to all Airlines Reporting Corporation ("ARC") Travel Agents within the United States (approximately 30,000 in number) special certificates for immediate discounts that any agent could pass along to its clients when a flight was booked originating from any of 21 domestic U.S. cities listed on such certificates, with a value of anywhere from $50 to $100 off the price of a qualifying round-trip TWA ticket purchased through the agency. Moreover, the certificates could be used to any one of 100 TWA destinations worldwide. (A copy of such letter and sample certificate is attached hereto as Exhibit B.) These new travel vouchers and certificates were designed to directly compete and interfere with Global's relationships.
         38. TWA also exercises substantial market power in the distinct relevant market for TWA-issued travel vouchers by currently taking the position that any Travel Agent dealing with Global is subject to immediate termination as a TWA- appointed agency. TWA has not imposed any such restriction on any Travel Agent in connection with the sale of the $600,000 numbered travel vouchers described above, nor in the issuance and sale of travel on TWA with any travel voucher issued per the Manget letter of February 29, 1996. Plaintiffs have no alternative market for the tickets obtained pursuant to the Ticket Agreement in that they are good for transportation on TWA only. Competition in this market has been further restrained by TWA's illegal termination and threats to terminate Travel Agents dealing or attempting to deal with Global, while no restriction is placed on the issuance of otherwise valid TWA travel discount vouchers issued by TWA. In addition to the relevant product market described above, a distinct relevant sub-market exists, consisting of special agreement between TWA and large-volume travel agencies and corporations, whereby TWA promises to give such travel agency or corporation an

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excess override commission over and above the industry-standard 10% commission for the extensive promotion of TWA- originating flights.
         39. The tickets and services provided in the above-described markets and sub-markets associated with TWA-issued ticket stock are not reasonably interchangeable with analogous goods and services associated with any other airline, in that these tickets are good for travel on TWA only. As more specifically described above, these Global tickets were issued, in part, to enable TWA to retire its debt to Karabu. Once a customer has purchased these tickets from Global, due to the restrictions imposed by TWA in the issuance and sale of the tickets, these tickets are nonrefundable and nonexchangeable, and, accordingly, the customer is committed to use TWA in this regard competition from other carriers is no longer relevant or practicable.

                                    COUNT I
                                    -------
               (Violation of Sections 1 and 2 of the Sherman Act)
               --------------------------------------------------

         40. Within the past four years, and continuing to the present, defendant has been engaged in a prolonged series of attempts to monopolize, and has acquired and maintained a monopoly of the relevant markets as defined above, and has contracted, combined and conspired to restrain and monopolize interstate commerce in the relevant markets in violation of Sections 1 and 2 of the Sherman Act (15 U.S.C. Section 1,2).
         41. The aforesaid attempts to monopolize, and the monopolization, combination and conspiracy to monopolize and restrain trade, have as their purpose and effect the elimination of competition in the relevant markets; the ability to control which defendant's tickets may be sold and to whom defendant's tickets may be sold and to whom defendant's tickets may be sold; the adoption of and imposition of unreasonably restrictive rules in the purchase and sale of

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defendant's tickets in the primary and secondary markets; the damage to or elimination of competition in the relevant market; the denial of entry channels to new competitors in the market; the denial of access to defendant's tickets in the primary and secondary markets through the implementation of purported rules prohibiting the sale of TWA tickets by plaintiffs and others similarly situated; the illegal tying of defendant's booking and ticketing rules in the primary and secondary markets; the imposition of double penalties on Travel Agents booking Global tickets, even when issued by Global, by virtue of the posting and implementation on February 14, 1996 by TWA of an anti-competitive and illegal rule purportedly governing such ticket issuance; and, as recently as March 13, 1996, the termination of the ability of Travel Agents to book Global tickets, in violation of federal and state law.
         42. TWA has done those things which have been heretofore stated and it conspired and combined to do, and pursuant to the monopolization, conspiracy and restraining of trade did take the actions against plaintiffs alleged in paragraphs 1 through 39, above.
         43. The intended effects of TWA's violations of Sections 1 and 2 of the Sherman Act were to create a monopoly and to permit defendant to exercise monopoly power over the total aspects of the relevant markets, as defined above, by eliminating the competition of plaintiffs and other similarly situated. Defendant, both singularly and in tandem, has attempted to monopolize, and did monopolize, and did conspire to enact overly restrictive rules regarding the purchase of its tickets, and encored such rules only against plaintiffs and those in contract with plaintiffs. Such overly restrictive policies, enacted solely upon TWA's pure whim, caprice, favoritism and/or devious maneuvering, will have the intended effect of driving plaintiffs out of business unless the actions of TWA are restrained and enjoined.


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                             EFFECT ON COMPETITION
                             ---------------------

         44. The offenses herein alleged have directly caused injury to competition in the relevant markets. By illegally raising plaintiffs' cost of doing business and restricting plaintiffs' ability to freely compete, TWA has restrained competition, which plaintiffs would otherwise provide, to the grand detriment of purchasers of plaintiffs' products and services. Defendant's offenses have restricted product availability and increased prices in the relevant markets by, inter alia, restraining plaintiffs' ability to sell tickets obtained from defendant unless plaintiffs terminate their contracts with Travel Agents nationwide, and preventing plaintiffs from selling lower priced tickets to the public through Travel Agents as provided by the Ticket Agreement. Such restraints have had the purpose and effect of creating a monopoly in the relevant markets to the injury of purchasers in those markets by denying them the price, ticket availability and quality and services which would be provided by an unrestrained, competitive market. Such restraints have foreclosed a substantial volume of interstate commerce. Plaintiffs' customers and potential customers throughout the United States have been damaged by defendant's violations.
         45. In addition, the offenses herein alleged have directly caused injury to plaintiffs by denying them access to or the liberty to operate in a competitive market-place on competitive markets. But for the combination of the defendant, with others presently unnamed and unknown, plaintiffs would have enjoyed the fruits of their labor in expanding their ongoing business. TWA's actions against plaintiffs have interfered with the operation of a competitive market, and as a result, plaintiffs are in danger of losing their business in its entirety unless the actions of TWA are restrained and enjoined.


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         46.  Plaintiffs would not have made the substantial capital expenditures to expand their business, or suffered the substantial losses from the operation of the business, had the restraints currently imposed by TWA existed from the outset. But for the offenses herein alleged, plaintiffs would today be a successful travel marketing company, and would be worth millions of dollars as an ongoing, viable business entity.
         47. To further injure plaintiffs, defendant has engaged in discriminatory pricing tactics against plaintiffs; has refused to honor contracts of Travel Agents appointed by TWA to represent it, which Travel Agents purchased tickets from plaintiffs; has illegally tied the booking and sale of Global tickets; and has threatened to terminate and did terminate Travel Agents otherwise dealing with plaintiffs on competitive merits. As part and parcel of its anti- competitive scheme to drive plaintiffs and others acting as plaintiffs' agents out of the relevant market, TWA has illegally pegged and stabilized prices, and has further engaged in acts detrimental to plaintiffs.

                                    COUNT II
                                    --------

                              (Breach of Contract)
                              --------------------

         48. Plaintiffs repeat and reallege the allegations contained in Paragraphs 1 through 47 as if fully set forth herein.
         49. By virtue of its conduct described in Paragraphs 1 through 47 above, TWA is in breach of the express provisions of the Ticket Agreement and the Standstill Agreement.
         50. TWA's conduct also constitutes a breach of TWA's obligations of good and fair dealing under the Ticket Agreement and the Standstill Agreement.

                                      23
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         51.  As a result of TWA's conduct described above, plaintiffs have been damaged and will continue to be damaged in an amount to be determined at trial.

                                  COUNT III
                                  ---------

                        (Interference with Existing and
                       Prospective Commercial Relations)
                       ---------------------------------

         52. Plaintiffs repeat and reallege the allegations contained in paragraphs 1 through 51 as if fully set forth herein.
         53. By virtue of its conduct described in paragraphs 1 through 51 above, TWA has unlawfully interfered with plaintiffs' current business and current and prospective business relations.
         54. As a direct and proximate result of TWA's conduct described above, plaintiffs have been and continue to be damaged in an amount to be proven at trial.
         55. TWA had no privilege or justification to interfere with plaintiffs' business and prospective business. Moreover, the aforementioned conduct of TWA has done with malice and with a reckless disregard for plaintiffs' rights, entitling plaintiffs to exemplary or punitive damages.

                                   COUNT IV
                                   --------

                                 (Injunction)
                                 ------------

         56. Plaintiffs repeat and reallege the allegations contained in paragraphs 1 through 55 as if fully set forth herein.
         57. By virtue of TWA's conduct described in Paragraphs 1 through 55 above, plaintiffs' current business and current and prospective business relations are being harmed irreparably and in a manner which cannot be adequately compensated by an award of money damages.

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         58.  By virtue of TWA's conduct described above, plaintiffs are entitled to a preliminary and permanent injunction barring TWA from continuing to interfere with, disrupt and harass plaintiffs, plaintiffs' current business and plaintiffs' current and prospective business relations.

                               JURY TRIAL DEMAND
                               -----------------

    Pursuant to Federal Rule of Civil Procedure 38(b), plaintiffs demand a trial by jury on all issues so triable.

    WHEREFORE, plaintiffs request judgment as follows:
    1) That the Court decree that defendant has violated Sections 1 and 2 of the Sherman Act, and that these offenses have proximately caused damage to plaintiff;
    2) That the Court decree that defendant has interfered with plaintiffs' existing and prospective business advantage, that it has breached its obligation owing to plaintiffs, and that it has committed other unfair practices against plaintiffs in violation of New York law;
    3) For punitive and exemplary damages, trebled as required by Section 4 of the Clayton Act (15 U.S.C. Section 15);
    4) For costs of litigation, including reasonable attorney's fees as required by Section 4 of the Clayton Act;
    5)   For an order enjoining
    defendant, preliminarily and permanently, from engaging in further anti-competitive and other damaging acts toward plaintiffs; and
    6) For such other and further relief as the Court deems just, proper, fair and equitable under the circumstances.


                                    GORDON ALTMAN BUTOWSKY
                                    WEITZEN SHALOV & WEIN


                                    /s/ Theodore Altman
                                    -------------------

                                    Theodore Altman, Esq.
                                    (TA-8368)

                                    114 West 47th Street
                                    New York, NY  10036
                                    (212) 626-0800

                                    Mitchell Blumenthal
                                    (MB-1494)

                                    /s/ Alexander Anolik
                                    --------------------
                                    Alexander Anolik
                                    ALEXANDER ANOLIK
                                    A Professional Law Corporation
                                    693 Sutter Street, Sixth Floor
                                    San Francisco, CA  94102
                                    (415) 673-3333

                                    Attorneys for Plaintiffs


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